                                                         Exhibit 24(b)(9)(b)(ii)

                     AMENDMENT TO ADMINISTRATION AGREEMENT

     This Agreement, dated as of the 13th day of December, 1994 made by and between Matthews International Funds, a Delaware Business Trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan have entered into an agreement dated August 12, 1994 wherein Fund/Plan agreed to provide mutual fund administration and related services to the Trust (Administration Agreement); and

     WHEREAS, the Parties wish to amend the Administration Agreement to include under its terms one additional separate series of shares identified as:
Matthews Korea Fund;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     1. To amend Schedule "B" to the Administration Agreement in the form attached hereto as Schedule "B"; and

     2. To amend Schedule "C" to the Administration Agreement in the form attached hereto as Schedule "C".

     This Agreement shall take effect upon the date which the amendment to the registration statement of the Trust registering Matthews Korea Fund becomes effective.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of one typewritten page, together with Schedules "B" and "C", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Matthews International Funds                            Fund/Plan Services, Inc.

      /s/ G. Paul Matthews                            /s/ Kenneth J. Kempf
--------------------------------                 -------------------------------
By:  G. Paul Matthews, President                 By: Kenneth J. Kempf, President

      /s/ John Dracott                               /s/ Janet F. Davis
--------------------------------              ----------------------------------
Attest:  John Dracott, Vice President &       Attest:  Janet F. Davis, Secretary
Secretary

Amendment to Administration Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.
================================================================================
Dated: November 26, 1996                                                  Page 1

                                                                    SCHEDULE "B"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================



                          ADMINISTRATION FEE SCHEDULE
                                      FOR
                          MATTHEWS INTERNATIONAL FUNDS

--------------------------------------------------------------------------------

This Fee Schedule is fixed for a period of two (2) years from the Effective Date as that term is defined in the Agreement.



I.  BASE FEE (calculated using average monthly total net assets and payable
--  -----------------------------------------------------------------------
    monthly)
    --------

    Subject to the minimum annual fee of $60,000 for the initial two (2) separate Series of Shares of the Trust (such minimum annual fee to increase by $10,000 for each additional Series issued by the Trust), the asset based administration fees shall be calculated at:

    .0015 On the First $75 Million of Total Average Net Assets
    .0010 On the Next $75 Million of Total Average Net Assets; and
    .0005 Of Total Average Net Assets in Excessof $150 Million of Average Net Assets

    Maximum annual fee for the Trust is $500,000.

II. Out of Pocket Expenses:
    -----------------------

    Matthews International Funds will reimburse Fund/Plan Services monthly for all reasonable out-of-pocket expenses, including postage, telecommunications (telephone and fax), special reports, Board Meeting materials, record retention, transportation costs as incurred and copying and sending materials to auditors for off-site audits.

II. Other Services Not Covered by this Agreement
    --------------------------------------------

    Activities of a non-recurring nature including but not limited to fund consolidations, mergers, acquisitions, reorganizations, the addition or deletion of a series, and shareholder meetings/proxies, are not included herein, and will be quoted separately. To the extent the Trust should decide to issue multiple/separate classes of shares, additional fees will apply. Any additional/enhanced services or reports wil be quoted upon request.

Amendment to Administration Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.
================================================================================
                                                                          Page 2
Dated: November 25, 1996

                                                                    SCHEDULE "C"
                                                                    ============
                                                 AS AMENDED ON NOVEMBER 28, 1994
                                                 ===============================



                            IDENTIFICATION OF SERIES


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:

                         MATTHEWS INTERNATIONAL FUNDS

                            1. Matthews Pacific Tiger Fund
                            2. Matthews Asian Convertible Securities Fund
                            3. Matthews Korea Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.

Amendment to Administration Agreement between Matthews International Funds and
                           Fund/Plan Services, Inc.
================================================================================
                                                                          Page 3
Dated: November 25, 1996